     As filed with the Securities and Exchange Commission on June 12, 1997
                                  Registration No. 333- ________________________



        ---------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                       ---------------------------------


                         WESLEY JESSEN VISIONCARE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                 36-4023739
(State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             333 East Howard Avenue
                        Des Plaines, Illinois 60018-5903
                    (Address of Principal Executive Offices)


                   WESLEY JESSEN SAVINGS AND RETIREMENT PLAN
                     WESLEY JESSEN PUERTO RICO SAVINGS PLAN
                    PBH EMPLOYEES' SAVINGS & INVESTMENT PLAN
                           (Full Titles of the Plans)


                                 Kevin J. Ryan
                               President and CEO
                                 Wesley Jessen
                               VisionCare, Inc.
                                333 East Howard
                                    Avenue
                                 Des Plaines,
                              Illinois 60018-5903
                                (847) 294-3000

          (Name, Address, and Telephone Number of Agent for Service)

                                   Copy to:
                               Dennis M. Myers,
                                     Esq.
                               Kirkland & Ellis
                               200 East Randolph
                                     Drive
                               Chicago, Illinois
                                     60601
                                (312) 861-2000



                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                     Proposed         Proposed
    Title of                          Maximum          Maximum
Securities To Be   Amount To Be   Offering Price      Aggregate         Amount of
  Registered        Registered       Per Share      Offering Price   Registration Fee
----------------  --------------  --------------   ----------------  ----------------

Common Stock,     500,000 shares     $17.69(1)        $8,843,750          $2,680
 par value $0.01
 per share

Interests in the        (2)             (2)              (2)               (3)
 Wesley Jessen
 Savings and
 Retirement Plan

Interests in the        (2)             (2)               (2)              (3)
 PBH
 Employees'
 Savings &
 Investment Plan

Interests in the        (2)             (2)               (2)              (3)
 Wesley Jessen
 Puerto Rico
 Savings Plan

__________________________
/(1)/ Estimated pursuant to Rule 457(c) and (h), solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on June 5, 1997, as reported on the Nasdaq National Market.

/(2)/ Pursuant to Rule 416(c) under the Securities Act of 1933, this
      Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

/(3)/ Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate registration fee is required with respect to the plan interests being registered hereby.

--------------------------------------------------------------------------------

                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

Item 1.   Plan Information.

               The documents containing the information specified in Part I, Items 1 and 2, will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended ("Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
               Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

               Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Wesley Jessen Savings and Retirement Plan, the PBH Employees' Savings & Investment Plan, and the Wesley Jessen Puerto Rico Savings Plan (collectively, "Plans") are available without charge by contacting:

                    Michael R. Southard, Vice President, Human Resources Wesley Jessen VisionCare, Inc.
                    333 East Howard Street
                    Des Plaines, Illinois 60018-5903
                    Telephone Number: 847-294-3000

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference. The following documents, which have been filed by Wesley Jessen VisionCare, Inc. ("Corporation"), or the Plans with the Commission, are incorporated in this Registration Statement by reference:

          (a) The Corporation's Special Financial Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-22033).

          (b) The Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 29, 1997.

          (c) The Plans' Annual Reports on Form 11-K for the year ended December 31, 1996.

          (d) The description of the Corporation's Common Stock, par value $.01 per share (the "Common Stock") contained in Item 1 of the Corporation's Registration Statement on Form 8-A, filed with the Commission pursuant to
     Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 21, 1997.

          (e) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     All reports and other documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities. Not Applicable.

Item 5. Interests of Named Experts and Counsel. The validity of the Common Stock to be issued under the Plans will be passed upon for the Company by Kirkland & Ellis, Chicago, Illinois (a partnership which includes professional corporations). Certain partners of Kirkland & Ellis are partners in Randolph Street Partners, which owns 87,116 shares of Common Stock.

Item 6. Indemnification of Directors and Officers. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article X, Part A, of the Corporation's Restated Certificate of Incorporation (the "Restated Certificate") includes such a provision.

The Corporation's Restated Certificate provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, will be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgment, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators under the Restated Certificate. This right of indemnification is a contractual right and includes the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the extent that the DGCL requires, an advance of expenses incurred by indemnitee in his or her capacity as a Director of officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it will ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

The Corporation has entered into indemnification agreements with its current Directors and executives officers substantially in the form previously filed with the Commission by the Corporation and anticipates entering into such agreements in the future with any new Director or executive officer.

Item 7.   Exemption from Registration Claimed.  Not applicable.

Item 8.   Exhibits. An Exhibit index is located at page 10.

          4.1 Form of certificate representing shares of Common Stock, $0.01 par value per share, incorporated by reference to Exhibit 4.3 of the Corporation's Registration Statement on Form S-8 (Registration File No. 333-28835).
          5.1 Opinion of Kirkland & Ellis with respect to the legality of certain shares of the Common Stock being registered hereby.
          23.1  Consent of Price Waterhouse LLP.
          23.2  Consent of Kirkland & Ellis (included in Exhibit 5.1).
          24.1  Powers of Attorney.

Item 9.   Undertakings.

          (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (d) The undersigned Registrant hereby undertakes that it will submit or has submitted the Plans and any amendment thereto to the Internal Revenue Service ( "IRS") (or, in the case of the Wesley Jessen Puerto Rico Savings Plan, the Puerto Rico Treasury Department) in a timely manner, and has made or will make all changes which may be required by the Plans.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois, on June 9, 1997.

                                          WESLEY JESSEN VISIONCARE, INC.



                                          By  /s/ Kevin J.Ryan

                                              --------------------------------
                                              Kevin J. Ryan, President and CEO

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities and on the dates indicated:

Signature                   Title                                      Date
---------                   -----                                      ----


                            Chairman of the Board
--------------------                                              --------------
Stephen G. Pagliuca


/s/ Kevin J. Ryan           President and Chief Executive         June 9, 1997
--------------------        Officer (Principal Executive          --------------
Kevin J. Ryan               Officer), Director


/s/ Edward J. Kelley        Chief Financial Officer and           June 9, 1997
--------------------        Treasurer (Principal Financial        --------------
Edward J. Kelley            and Accounting Officer)
                            Director

/s/ Ronald J. Artale        Vice-President - Controller           June 9, 1997
--------------------        (Principal Accounting Officer)        --------------
Ronald J. Artale


 *                          Director                              June 9, 1997
--------------------                                              --------------
Adam W. Kirsch


 *                          Director                              June 9, 1997
--------------------                                              --------------
John W. Maki


 *                          Director                              June 9, 1997
--------------------                                              --------------
John J. O'Malley

* By  /s/ Kevin J. Ryan
     --------------------
     Kevin J. Ryan


  By  /s/ Edward J. Kelley
     -----------------------
     Edward J. Kelley


  By  /s/ Ronald J. Artale
     -----------------------
     Ronald J. Artale

     Attorneys-In-Fact

          Pursuant to the requirements of the Securities Act of 1933, the Wesley Jessen Savings and Retirement Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois, on June 9, 1997.

                                       WESLEY JESSEN SAVINGS AND RETIREMENT
                                         PLAN



                                       By /s/ Michael R. Southard
                                          ------------------------------------
                                          Michael R. Southard, Vice President,
                                          Human Resources


          Pursuant to the requirements of the Securities Act of 1933, the PBH Employees' Savings & Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois, on June 9, 1997.

                                       PBH EMPLOYEES' SAVINGS & INVESTMENT
                                         PLAN



                                       By /s/ Michael R. Southard
                                          ------------------------------------
                                          Michael R. Southard, Vice President,
                                          Human Resources

          Pursuant to the requirements of the Securities Act of 1933, the Wesley Jessen Puerto Rico Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois, on June 9, 997.

                                       WESLEY JESSEN PUERTO RICO SAVINGS PLAN



                                       By /s/ Michael R. Southard
                                          -----------------------------------
                                          Michael R. Southard, Vice President,
                                          Human Resources

                                 EXHIBIT INDEX

Exhibit        Description
Number

4.1 Form of certificate representing shares of Common Stock, $0.01 par value per share, incorporated by reference to Exhibit 4.3 of the Corporation's Registration Statement on Form S-8 (Registration File No. 333-28835).

5.1 Opinion of Kirkland & Ellis with respect to the legality of certain shares of the Common Stock being registered hereby.

23.1           Consent of Price Waterhouse LLP.

23.2           Consent of Kirkland & Ellis (included in Exhibit 5.1).

24.1           Powers of Attorney.